EXHIBIT 99.5

                             Joint Filing Agreement


            We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

            Dated:  February 10, 2000.

                                VULCAN VENTURES INCORPORATED



                                  By:      /s/ William D. Savoy
                                    -------------------------------------------
                                    William D. Savoy, Vice President


                                           *
                                    -------------------------------------------
                                    Paul G. Allen

                                    *By:   /s/ William D. Savoy
                                    -------------------------------------------
                                    William D. Savoy as Attorney-in Fact for
                                    Paul G. Allen pursuant to a Power of
                                    Attorney filed on August 30, 1999, with the
                                    Schedule 13G of Vulcan Ventures,
                                    Incorporated and Paul G. Allen for
                                    Pathogenesis, Inc. and incorporated herein
                                    by reference.

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